UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 13, 2012

AMERICAN SIERRA GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52927	98-0528416
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1218 Third Avenue, Suite 505, Seattle, WA	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (206) 274-5165

1420 5TH Avenue, Suite 2200, Seattle, WA 98101
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01                      Entry Into a Material Definitive Agreement

On August 13, 2012, American Sierra Gold Corp. (the “Company”) entered into an Agreement and Plan of Merger (the “Agreement”) with its wholly owned subsidiary, American Sierra Gold Merger Corp., a Nevada corporation, (“MergerSub”) and Medinah Gold, Inc., a Nevada corporation (“Medinah”).  Pursuant to the Agreement, Medinah will merge with and into MergerSub, each outstanding share of common stock, par value $0.001, of Medinah will be converted into the right to receive the one share of common stock of the Company, on a one-for-one basis and MergerSub will be the surviving corporation in the merger.  Each share of common stock shall be duly authorized, validly issued fully paid and nonassessable.  Upon conversion, each share of Medinah common stock shall be canceled, retired and cease to exist. The Company expects to issue approximately 54,000,000 shares of common stock to Medinah shareholders as part of the merger’s consideration.

Item 9.01                      Exhibits

2.1	Agreement and Plan of Merger by and among American Sierra Gold Corp., American Sierra Gold Merger Corp., and Medinah Gold, Inc., dated August 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERCAN SIERRA GOLD CORP.

/s/ James Vandeberg
James Vandeberg
Principal Executive Officer and Principal
Accounting and Financial Officer
Date: August 13, 2012